QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.81

LIBRARY SERVICE AGREEMENT EXTENSION

        This Extension Agreement dated as of January 1, 2004 is by and between Hallmark Entertainment, Inc. ("HEI") and Crown Media Distribution, LLC ("CMD").

        WHEREAS, Crown Media Holdings, Inc. ("Crown") and HEI previously entered into an agreement, dated September 28, 2001 (the "Library Service Agreement"), for HEI's services as administrator and sales representative for the film library owned by Crown (the "Crown Library); and

        WHEREAS, THE Library Services Agreement was subsequently assigned by Crown to CMD on December 14, 2001, following Crown's assignment of its rights in the Crown Library to CMD; and

        WHEREAS, the parties desire to extend the term of the Library Services Agreement;

        NOW, THEREFORE, Crown and HEI hereby agree as follows:

        1.     The term of the Library Services Agreement shall be extended for an additional period of three years, terminating on December 31, 2006, subject to any earlier termination pursuant to the terms of the Library Service Agreement.

        2.     All other terms and conditions of the Library Service Agreement, including the yearly Service Fee, will remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK ENTERTAINMENT, INC.
By:	/s/ ANTHONY GUIDO
Title:	EXECUTIVE VICE PRESIDENT
CROWN MEDIA DISTRIBUTION, LLC
By:	/s/ CHARLES STANFORD
Title:	EXECUTIVE VICE PRESIDENT

QuickLinks

LIBRARY SERVICE AGREEMENT EXTENSION